NEWS

FOR IMMEDIATE RELEASE October 7, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Airlines, Inc. Announces Extension of Early Tender Deadline of
Cash Tender Offers and Consent Solicitations for
Any and All of its 7.375% Series 2020-1A Pass Through Certificates due 2027 and
11.250% Series 2020-1B Pass Through Certificates due 2025

HONOLULU – Hawaiian Airlines, Inc. (the “Company”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings”) (Nasdaq: HA), announced today that it is extending the Early Tender Deadline (as defined below) of its previously announced (i) offers to purchase for cash (collectively, the “Tender Offers” and each, a “Tender Offer”) any and all of its 7.375% Series 2020-1A Pass Through Certificates due 2027 and 11.250% Series 2020-1B Pass Through Certificates due 2025 (collectively, the “Certificates”) and (ii) Consent Solicitations (as defined in the Offer to Purchase), in each case set forth in the Company’s Offer to Purchase and Consent Solicitation Statement, dated September 23, 2021 (the “Offer to Purchase”).

The “Early Tender Deadline” applicable to the Tender Offers previously scheduled for 5:00 p.m., New York City time, on October 6, 2021, has been extended to 5:00 p.m., New York City time, on October 14, 2021, unless further extended or earlier terminated by the Company.

The deadline for withdrawal of tenders of Certificates was 5:00 p.m., New York City time, on October 6, 2021 and remains unchanged. Certificates that have been tendered or that may be tendered prior to the applicable expiration date pursuant to the Offer to Purchase therefore may not be withdrawn unless required by applicable law.

The “Expiration Date” applicable to the Tender Offers was 11:59 p.m., New York City time, on October 21, 2021 and remains unchanged. The Company will settle the Tender Offers on the Final Settlement Date which is expected to occur on October 25, 2021.

Except as described herein, other terms of the Tender Offers remain unchanged. Holders of Certificates should read carefully and in their entirety the Offer to Purchase before deciding whether to tender. No further action is required to be taken by holders who have already tendered Certificates.

The Tender Offers are not conditioned upon any minimum pool balance of Certificates being tendered. However, the Tender Offers and Consent Solicitations are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

Citigroup Global Markets Inc. is the Dealer Manager and Solicitation Agent in the Tender Offers and Consent Solicitations. Global Bondholder Services Corporation has been retained to serve as the Tender and Information Agent for the Tender Offers and Consent Solicitations. Persons with questions regarding the Tender Offers and Consent Solicitations should contact Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (banks or brokers) (212) 430-3774 or (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of the Company, the Dealer Manager and Solicitation Agent, the Tender and Information Agent, the Trustee (as defined in the Offer to Purchase), the Subordination Agent (as defined in the Offer to Purchase), nor any of their respective directors, officers, employees or affiliates makes any recommendation as to whether holders should tender their Certificates pursuant to the applicable Tender Offer or consent pursuant to the Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Certificates and deliver related consents to the Proposed Amendments (as defined in the Offer to Purchase), and, if so, the pool balance of Certificates as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Tender Offers and Consent Solicitations are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 17 years (2004-2020) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. Hawaiian offers approximately 130 flights within the Hawaiian Islands, daily nonstop flights between Hawai‘i and 16 U.S. gateway cities – more than any other airline – as well as once-weekly service connecting Honolulu and Tahiti and flights between Honolulu and American Samoa. As a result of the COVID-19 pandemic, Hawaiian is operating an adjusted flight schedule between Hawai‘i and Japan and Korea, and has temporarily suspended service in Australia and New Zealand.

The airline is committed to connecting people with aloha by offering complimentary meals for all guests on transpacific routes and the convenience of no change fees on Main Cabin and Premium Cabin seats. HawaiianMiles members also enjoy flexibility with miles that never expire.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian’s Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian’s LinkedIn page.

For media inquiries, please visit Hawaiian Airlines’ online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s strategy; the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; the availability of future sources of capital, which could change as a result of market conditions or for other reasons, interest rates and corporate considerations; the Company's ability to generate sufficient cash and manage its available cash; changes in the Company's future capital needs; and the risk that the Tender Offers and Consent Solicitations are not consummated on the anticipated terms, if at all.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in Holdings’ other public filings and public announcements, including the Holdings’ Annual Report on Form 10-K and Holdings’ Quarterly Reports on Form 10-Q, as well as other documents that may be filed by Holdings from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to

Holdings and the Company on the date hereof. Neither Holdings nor the Company undertakes to publicly update or revise any forward-looking statements to reflect events, circumstances or new information that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.